Exhibit 3.1

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
BLUE STAR ENERGY, INC.

        BLUE STAR ENERGY, INC., a Colorado corporation, having its principal office at 5525 Erindale Drive, Suite 201, Colorado Springs, CO 80918 (hereinafter referred to as the “Corporation”) hereby certifies to the Secretary of State of Colorado that:

        FIRST:   The Corporation desires to amend its Articles of Incorporation in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect as hereinafter provided.

        SECOND:  The provisions set forth in these Articles of Amendment to the Articles of Incorporation amend and supersede the original provisions of the Articles of Incorporation as amended.

        THIRD:  The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Article I, inclusive, and by substituting in lieu thereof the following:

         "ARTICLE I.   Name.   The name of the Corporation is Brishlin Resources, Inc."

        FOURTH:  The amendment was recommended to the stockholders by written proxy, unanimously authorized by the Board of Directors of the Corporation, pursuant to and in accordance Section 7-108-202 and Section 7-110-103 of the Colorado Business Corporation Act on the 20th. day of November, 2007.

         FIFTH:   The amendment was adopted by majority consent of the shareholders of the Corporation effective December 11, 2007, pursuant to and in accordance with Section 7-107-104 of the Colorado Business Corporation Act, and the number of votes cast approving the amendment was sufficient for approval under the provisions of Section 7-110-103 of the Colorado Business Corporation Act.

        IN WITNESS WHEREOF, the undersigned, the President, has executed these Articles of Amendment to the Articles of Incorporation effective this 11th. day of December, 2007, and acknowledges that these Articles are the act and deed of Blue Star Energy, Inc. that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

Attest: /s/ Bill M. Conrad Bill M. Conrad, Secretary	/s/ Raymond E. McElhaney Raymond E. McElhaney, President